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                                                                    EXHIBIT 23.1



                CONSENT OF MOSS ADAMS LLP, INDEPENDENT AUDITORS



To the Board of Directors and Shareholders
Carver Corporation

      We consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 33-65006, 33-70902, 33-50076, 33-31344,
33-23167 and 33-04273) of our reports on the financial statements dated February 6, 1998, except for Note 2, as to which the date is March 20, 1998, which appear in the December 31, 1997 annual report on Form 10-KSB of Carver Corporation, and to the reference to our firm under the heading "Experts" in the Prospectus.


                                                   /s/ MOSS ADAMS LLP


Seattle, Washington
February 6, 1998
(except for Note 2, as to
which the date is March 20, 1998).